UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

May 15, 2012

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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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COMMISSION FILE NUMBER      0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(IRS EMPLOYER IDENTIFICATION NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 15, 2012, Astro-Med, Inc. (the “Registrant”) held its Annual Meeting of Shareholders (the “Meeting”) in West Warwick, Rhode Island.  Of the 7,427,224 shares of the Registrant’s common stock outstanding as of the record date, 5,249,070 shares were present or represented by proxy at the Meeting.  At the Meeting, the shareholders voted to elect five directors to serve until the next annual meeting or until their respective successors are elected and qualified.  The voting results from the Meeting were as follows:

	For	Withhold
Everett V. Pizzuti	5,057,178	191,892
Graeme MacLetchie	5,057,016	192,054
Mitchell I. Quain	5,022,979	226,091
Harold Schofield	5,056,053	193,017
Hermann Viets	5,030,846	218,224

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibit

Exhibit no.                                Exhibit

None.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date: May 16, 2012	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer